Exhibit 99.1

Runway Growth Finance Corp. Provides Fourth Quarter 2022 Portfolio Update

–	Completed 12 Investments in New and Existing Portfolio Companies Representing $327 Million in New Commitments and $232.6 Million in Funded Loans
–	Total Loan Commitments and Funded Investments Grew to $2.3 Billion and $1.8 Billion Since Inception

WOODSIDE, Calif., January 10, 2023 — Runway Growth Finance Corp. (“Runway Growth”) (Nasdaq: RWAY), a leading provider of flexible capital solutions to late- and growth-stage companies seeking an alternative to raising equity, today provided an operational and portfolio update for the fourth quarter ended December 31, 2022.

“Runway Growth capitalized on its strong momentum in the venture lending space, completing twelve investments in new and existing portfolio companies, and delivering record fourth quarter and full year originations,” said David Spreng, Founder and CEO of Runway Growth. “Our team’s disciplined execution in constructing a high-quality portfolio with industry-leading credit quality has Runway Growth well positioned for the year ahead regardless of market conditions. We continue to focus on deploying leverage to enhance long-term shareholder value, embracing companies that seek venture debt to generate growth. Despite a challenging macroeconomic backdrop, our team remains confident in its weather-proof platform and committed to delivering flexible financing solutions to high-quality, innovative companies.”

Runway Growth’s net originations totaled $222.6 million in the fourth quarter.

Originations

In the fourth quarter of 2022, Runway Growth funded 12 investments: six investments in new portfolio companies, and six new investments in existing portfolio companies. These include:

●	Completion of a new $60 million senior, secured, first-lien term loan commitment to Brivo Systems, LLC (“Brivo”), funding $44 million at close. Brivo is an access control company that provides a comprehensive, cloud-based digital platform which improves security, tenant experience, owner economics and data insights for large enterprise, commercial and multifamily properties;

●	Completion of a new $80 million senior secured, first-lien term loan commitment to Extensiv (formerly known as “3PL Central”), funding $65 million at close. Extensiv is a cloud-based software company providing warehouse, inventory, and order management solutions to third-party logistics firms and brands;

●	Completion of a new $45 million senior secured, first-lien term loan commitment to Nalu Medical, Inc. (“Nalu”), funding $20 million at close. Nalu is a commercial-stage medical device company that has developed a neuromodulation device used to provide relief to patients suffering from chronic pain;

●	Completion of a new $12 million senior secured, first-lien term loan commitment to Madison Reed, Inc. (“Madison Reed”), funding $9.6 million at close. Madison Reed is a digitally enabled prestige hair color company predominantly focused on women;

●	Completion of a new $65 million senior secured, first-lien term loan commitment to an existing portfolio company, funding $25 million at close, which refinanced and upsized the company’s existing $35 million senior term loan. The company is a clinical-stage healthcare company dedicated to patients with chronic autoimmune diseases;

●	Completion of a new $40 million senior secured, first-lien term loan commitment to a new portfolio company that is an online learning platform offering educational videos with a focus on creative learning, encompassing categories such as art/animation, design, illustration, photography, filmmaking, and writing; funding $25 million at close;

●	Completion of a new $25 million senior secured, first-lien term loan commitment to Vesta Payment Solutions, Inc. (“Vesta”), funding $25 million at close. Vesta is a fraud management company that provides an instant, transaction guarantee platform for card-not-present payments (payments where the customer is not face-to-face with the merchant, i.e., payment via web and mobile apps);

●	Completion of $15 million follow-on investments in three additional advances to existing portfolio company Allurion Technologies, Inc. (“Allurion”). Allurion was founded in 2009 with one mission, to end obesity. The Allurion program combines medical, digital, and nutritional approaches and engages an entire team to jumpstart weight loss and form lifelong healthy habits; and

●	Completion of $4 million follow-on investments through two additional advances to existing portfolio company Epic IO Technologies, Inc. (“Epic IO”). Founded in 2001 and located in Fort Mill, South Carolina, EPIC IO is the global technology holding company for IntelliSite and Broad Sky Networks. The company is focused on wireless connectivity and solutions powered by artificial intelligence (AI) and Internet of Things (IoT) that seek to make its customers safer, smarter and more connected.

Liquidity Events

During the fourth quarter ended December 31, 2022, Runway Growth experienced one liquidity event totaling $10 million. In conjunction with its refinancing and upsize, an existing portfolio company prepaid its outstanding principal balance of $10 million.

Subsequent to December 31, 2022, Runway Growth experienced an additional liquidity event totaling $10 million. In conjunction with a loan amendment to TRACON Pharmaceuticals, Inc. (“Tracon”) (NASDAQ: TCON) finalized on December 22, 2022, Tracon repaid its senior secured term loan of $10 million on January 3, 2023.

Portfolio Construction and Management

Runway Growth delivered its fourth consecutive quarter of record originations through deploying leverage and partnering with the highest quality late-stage companies to drive portfolio growth. The company’s credit-first philosophy and weatherproof platform are designed to navigate all operating environments, which gives management confidence in Runway Growth’s near and long-term outlook.

As of December 31, 2022, the Runway Growth portfolio included 56 debt investments and 54 equity investments (which includes warrants received in conjunction with debt investments) in 49 portfolio companies. This consisted of late and growth-stage businesses in the technology, life sciences, healthcare, information services, and select consumer services and products industries. Runway Growth’s normal business operations include ongoing communication with portfolio companies, and the company is focused on regular touch points given the current dynamic market landscape.

In summary, Runway Growth is expanding its portfolio, focusing on stable yields and attractive returns from debt investments. The Company’s borrowers are carefully navigating market uncertainty in the year ahead and the Company’s team remains committed to delivering flexible financing solutions.

About Runway Growth Finance Corp.

Runway Growth is a growing specialty finance company focused on providing flexible capital solutions to late- and growth-stage companies seeking an alternative to raising equity. Runway Growth is a closed-end investment fund that has elected to be regulated as a business development company under the Investment Company Act of 1940. Runway Growth is externally managed by Runway Growth Capital LLC, an established registered investment advisor that was formed in 2015 and led by industry veteran David Spreng. For more information, please visit www.runwaygrowth.com.

Forward-Looking Statements

Statements included herein may constitute "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Statements other than statements of historical facts included in this press release may constitute forward-looking statements and are not guarantees of future performance, condition or results and involve a number of risks and uncertainties, including the impact of COVID-19 and related changes in base interest rates and significant market volatility on our business, our portfolio companies, our industry and the global economy. Actual results may differ materially from those in the forward-looking statements as a result of a number of factors, including those described from time to time in Runway Growth’s filings with the Securities and Exchange Commission. Runway Growth undertakes no duty to update any forward-looking statement made herein. All forward-looking statements speak only as of the date of this press release.

IR Contacts:

Stefan Norbom, Prosek Partners, snorbom@prosek.com

Thomas B. Raterman, Chief Financial Officer and Chief Operating Officer, tr@runwaygrowth.com